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                                                                   EXHIBIT 10.21
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 31st day of January, 2000, by and between BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BFC"), and David J. Kasper ("Executive").

                                   ARTICLE ONE

                                   EMPLOYMENT

                  1.01 - Agreement as to Employment. Effective February 14, 2000 or a later date as agreed upon by both parties (the "Employment Date"), BFC hereby employs Executive as its President, Financial Services Group, and Executive hereby accepts such employment by BFC, subject to the terms of this Agreement. Subject to the terms of Section 1.06 of this Agreement, either party may terminate this Agreement for any reason, or no reason, by providing not less than 45 days' prior written notice of such termination to the other party, and, if such notice is properly given, this Agreement and Executive's employment hereunder shall terminate as of the close of business on the 45th day after such notice is deemed to have been given or such later date as is specified in such notice. Any termination of this Agreement shall not be effective as to those portions of this Agreement which, by their express terms as set forth below, require performance by either party following termination of this Agreement.

                  1.02 - Duties.

                  (a) Executive is employed by BFC to serve as its President, Financial Services Group, subject to the authority and direction of the BFC's Board of Directors, the Chief Executive Officer of H&R Block, Inc., a Missouri corporation ("Block"), and the Chief Operating Officer of Block. Subject to the foregoing, the Executive shall have such authority and responsibility and duties as are normally associated with the position of President of an operating subsidiary.

                  (b) So long as he is employed under this Agreement, Executive agrees to devote his full business time and efforts exclusively on behalf of BFC and to competently and diligently discharge his duties hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities that do not interfere with his full-time employment hereunder and that do not violate the other provisions of this Agreement. Executive shall comply fully with all reasonable policies of BFC as are from time to time in effect and applicable to his position.

                  1.03 - Compensation.

                  (a) Base Salary. BFC shall pay to Executive a gross salary at an annual rate of $375,000 ("Base Salary"), payable semimonthly or at any other pay periods as BFC may use for its other executive employees. The Base Salary shall be reviewed for adjustment by the Board of Directors of Block (the Board") or appropriate committee thereof no less often than annually during




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the term of Executive's employment hereunder and, if adjusted by the Board, such adjusted amount shall become the "Base Salary" for purposes of this Agreement.

                  (b) Additional Annual Payments. On the first, second, third, fourth, and fifth anniversary of the Employment Date, BFC shall pay to Executive $63,500, plus an additional amount as is necessary to "gross up" such payment to cover the anticipated income tax liability resulting from such taxable income.

                  (c) Short-Term Incentive Compensation. As approved by the Compensation Committee of the Board, Executive shall participate in the H&R Block Short-Term Incentive Plan and the discretionary short-term incentive program. Under such Plan and program, the Executive shall have an aggregate target bonus for fiscal year 2000 of $206,250 and an opportunity to earn 200% of such target bonus. The payment of the actual award under the Plan (20% of target) shall be based upon the actual consolidated pretax earnings of Block for its fiscal year 2000 compared to the actual consolidated pretax earnings of Block for its fiscal year 1999. The payment of the actual award under the discretionary program (80%) shall be based upon the performance of the Financial Service Group and Executive's individual performance, as determined by the Chief Operating Officer and Chief Executive Officer of Block and approved by the Compensation Committee. For purposes of Executive's participation in such Plan for the fiscal year ending April 30, 2000, Executive's actual incentive compensation shall be prorated based upon the number of months during such year that he is actually employed by BFC. Executive must remain employed through April 30, 2000 to receive payments under the Plan and program.

                  (d) Performance Grant. As approved by the Board and the Chief Operating Officer of Block, Executive shall participate in the Performance Grant Program, subject to the terms of that Program, and shall have a target cash award of $500,000.

                  (e) Stock Options. As approved by the Compensation Committee of the Board and the Board itself, Executive shall be granted (i) on the Employment Date a stock option under Block's 1993 Long-Term Executive Compensation Plan (the "1993 Plan") to purchase 20,000 shares of Block's common stock at a price per share equal to its closing price on the New York Stock Exchange on the date of grant, such option to expire on the tenth anniversary of the date of grant; to vest and become exercisable as to 40% of the shares covered thereby on the third anniversary of the date of grant, as to an additional 30% of such shares on the fourth anniversary of the date of grant, and as to the remaining 30% of the shares on the fifth anniversary of the date of grant; to be an incentive stock option for the maximum number of shares permitted by Internal Revenue Code Section 422 and the regulations promulgated thereunder; and to otherwise be a nonqualified stock option; and (ii) a stock option to purchase a minimum of 20,000 shares of Block's common stock at a price per share equal to its closing price on the New York Stock Exchange on the date in fiscal year 2001 on which options are granted under the 1993 Plan to all or substantially all other senior executive officers of Block and its subsidiaries, such stock option to have terms and conditions consistent with the terms and conditions of options granted to such other



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senior executive officers except as provided in Section 1.06(a).

                  (f) Restricted Stock. As approved by the Compensation Committee of the Board and the Board itself, Executive shall be awarded promptly after the Employment Date, 5,000 Restricted Shares of Block's common stock under the 1993 Plan. One-third of the 5,000 shares shall vest, respectively, on each of the first three anniversaries following such employment commencement date. Prior to the time such Restricted Shares are so vested, (i) such Restricted Shares shall be nontransferable, and (ii) Executive shall be entitled to receive any cash dividends payable with respect to unvested Restricted Shares and vote such unvested Restricted Shares at any meeting of shareholders of Block.

                  (g) Relocation Benefits.

                      (i) BFC shall reimburse Executive for reasonable packing, shipping, transportation costs and other expenses incurred by Executive in relocating himself, his family and personal property to the Greater Kansas City Area, in accordance with the H&R Block Executive Relocation Program.

                      (ii) To the extent that Executive incurs taxable income related to any relocation benefits paid pursuant to this Agreement, BFC shall pay to Executive such additional amount as is necessary to "gross up" such benefits and cover the anticipated income tax liability resulting from such taxable income.

                  1.04 - Business Expenses. BFC shall promptly pay directly, or reimburse Executive for, all business expenses, to the extent such expenses are paid or incurred by Executive during the term hereof in accordance with Block policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of BFC's business.

                  1.05 - Fringe Benefits. During the term of Executive's employment hereunder, BFC shall make available to Executive such insurance, sick leave, deferred compensation, short-term incentive compensation, bonuses, stock options (also referred to in Subsection 1.03(e) above), retirement, vacation, and other like benefits as are approved by the Board or the Compensation Committee thereof and provided from time to time to the other executive-level employees of BFC or Block's other subsidiaries.

                  1.06 - Termination of Employment.

                  (a) Termination Due to a Change in Control or Without Cause.

                      (i) If Executive terminates Executive's employment under this Agreement during the 180-day period following the date of the occurrence of a "Change in Control" of Block, or if BFC terminates Executive's employment under this Agreement for any reason other than for "cause," then, upon any such termination of Executive's employment,
         (A)




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         BFC shall pay to Executive compensation at an annual rate equal to the sum of (I) the annual rate of Base Salary in effect upon such termination, and (II) the aggregate short-term incentive compensation (under the H&R Block Short-Term Incentive Plan and any discretionary incentive program) paid by BFC to Executive for the last fiscal year completed before the fiscal year in which the termination of employment occurs (or, if such termination occurs prior to end of the fiscal year in which the Employment Date occurs, the amount of actual aggregate short-term incentive compensation to which Executive would have been entitled (with any discretionary incentive compensation calculated at target) had Executive remained employed through the last day of such fiscal year), such compensation to be paid throughout the one-year period following such termination at such periodic intervals as Base Salary would have been made had Executive remained employed by BFC hereunder; (B) any portion of any option to purchase shares of Block common stock granted pursuant to Subsections 1.03(e) or 1.05 of this Agreement and held by Executive at the time of such termination of employment that is not yet vested in accordance with its terms shall fully vest upon the date of such termination of employment, and shall be exercisable to the extent so vested for a period of three months after such date of termination of employment; (C) any Restricted Shares granted pursuant to Subsection 1.03(f) of this Agreement and held by Executive at the time of such termination of employment that are not yet vested (meaning the Shares are still subject to restrictions) shall fully vest upon the date of such termination of employment, and all restrictions on any Restricted Shares so vested shall terminate; and
         (D) HRB shall, during the one-year period following such termination, continue Executive's health, basic life, and disability insurance benefits (such health insurance benefits to be provided by BFC's payment (whether directly or by reimbursement) of Executive's premiums/contributions due as a result of Executive selecting continuation coverage (COBRA) under the plan providing such benefits) but only to the extent Executive does not obtain similar benefits paid for by a third party after such termination..

                           (ii) For the purpose of this subsection, a "Change of Control" shall mean:

                                    (A) the acquisition, other than from Block,
                  by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding voting securities of Block entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Block or any of its subsidiaries, or any employee benefit plan (or related trust) of Block or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of Block immediately prior to such acquisition in substantially the same proportion as their ownership,




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                  immediately prior to such acquisition, of the then outstanding voting securities of Block entitled to vote generally in the election of directors, as the case may be; or

                                    (B) individuals who, as of the date hereof,
                  constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual or individuals becoming a director subsequent to the date hereof, whose election, or nomination for election by Block's shareholders, was approved by a vote of at least a majority of the Board (or nominating committee of the Board) shall be considered as though such individual were a member or members of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Block (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                  Act); or

                                    (C) approval by the shareholders of Block of
                  (I) a reorganization, merger or consolidation of Block, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of Block immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation,
                  (II) a complete liquidation or dissolution of Block, voluntary or involuntary, or (III) the sale or other disposition of all or substantially all of the assets of Block.

                           (iii) For the purpose of this subsection, "cause" shall mean any one or more of the following grounds:

                                    (A) Executive's commission of an act
                  materially and demonstrably detrimental to the good will of Block or any subsidiary of Block, which act constitutes gross negligence or willful misconduct by the Executive in the performance of his material duties to Block; or

                                    (B) commission by Executive of any act of
                  dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Executive at the expense of Block or any subsidiary of Block; or

                                    (C) Executive's conviction of a misdemeanor
                  (involving an act of moral turpitude) or a felony; or

                                    (D) for any reason (or no reason) at any
                  time after the last day of Block's fiscal year during which Executive attains normal retirement age under


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                  Block's benefit plans; or

                                    (E) Executive's death or total and permanent
                  disability. The term "total and permanent disability" shall have the meaning ascribed thereto under any long-term disability plan maintained by BFC or Block for BFC executives.

                  (b) Termination Due to Mutual Agreement. The parties may terminate Executive's employment under this Agreement at any time by mutual written agreement.

                  (c) No Further Obligations. Upon termination of Executive's employment under this Agreement, BFC shall have no further obligations under this Agreement and no further payments of Base Salary or other compensation or benefits shall be payable by BFC to Executive, except (i) as set forth in this
Section 1.06, (ii) as required by the express terms of any written benefit plans or written arrangements maintained by BFC and applicable to Executive at the time of such termination of Executive's employment, (iii) as may be required by law, or (iv) as may be mutually agreed upon between the parties in a negotiated Employment Agreement Termination package.

                                   ARTICLE TWO

                                      LOAN

                  BFC shall loan $250,000 to Executive on the Employment Date. Such loan and its terms shall be evidenced by a promissory note in the form attached hereto as Exhibit A, to be signed by Executive on the Employment Date.

                                  ARTICLE THREE

                                 CONFIDENTIALITY

                  3.01 - Background and Relationship of Parties. The parties acknowledge (for all purposes including, without limitation, Articles Three and Four of this Agreement) that Block and its subsidiaries have been and will be engaged in a continuous program of acquisition and development respecting their businesses, present and future, and that, in connection with Executive's employment by BFC, Executive will be expected to have access to all information of value to BFC and Block and that Executive's employment creates a relationship of confidence and trust between Executive and Block with respect to any information applicable to the businesses of Block and its subsidiaries. Executive will possess or have unfettered access to information that has been created, developed, or acquired by Block and its subsidiaries or otherwise become known to Block and its subsidiaries and which has commercial value in the businesses in which Block and its subsidiaries have been and will be engaged and has not been publicly disclosed by Block. All information described above is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, customer lists and information, employee lists and information, developments, systems, designs, know-how, marketing plans,



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product information, business and financial information and plans, strategies, forecasts, new products and services, financial statements, budgets, projections, prices, and acquisition and disposition plans. Proprietary Information shall not include any portions of such information which are now or hereafter made public by third parties in a lawful manner or made public by parties hereto without violation of this Agreement.

                  3.02 - Proprietary Information is Property of Block.

                  (a) All Proprietary Information shall be the sole property of Block (or the applicable subsidiary of Block) and its assigns, and Block (or the applicable subsidiary of Block) shall be the sole owner of all patents, copyrights, trademarks, names, and other rights in connection therewith and without regard to whether Block (or any subsidiary of Block) is at any particular time developing or marketing the same. Executive hereby assigns to Block any rights Executive may have or may acquire in such Proprietary Information. At all times, Executive will keep in strictest confidence and trust all Proprietary Information and Executive will not use or disclose any Proprietary Information without the written consent of Block, except as may be necessary in the ordinary course of performing duties as an employee of BFC or as may be required by law or the order of any court or governmental authority.

                  (b) In the event of the termination of Executive's employment by BFC, Executive shall promptly deliver to BFC all copies of all documents, notes, drawings, specifications, documentation, data, and other materials of any nature belonging to Block or any subsidiary of Block and obtained during the course of Executive's employment with BFC. In addition, upon such termination, Executive will not remove from the premises of Block or any subsidiary of Block any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information that is embodied in a tangible medium of expression.

                                  ARTICLE FOUR

                    NON-HIRING; NO CONFLICTS; NONCOMPETITION

                  4.01 - General. The parties hereto acknowledge that, during the course of Executive's employment by BFC, Executive shall have access to information valuable to BFC and Block concerning the key employees of Block and its subsidiaries ("Block Employees") and, in addition to Executive's access to such information, Executive may, during (and in the course of) Executive's employment by BFC, develop relationships with such Block Employees whereby information valuable to Block and its subsidiaries concerning the Block Employees was acquired by Executive. Such information includes, without limitation: the identity, skills, and performance levels of the Block Employees, as well as compensation and benefits paid by Block to such Block Employees.

                  4.02 - Non-Hiring. During the period of Executive's employment hereunder and during the time Executive is receiving payments hereunder and for a period of one year after the



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later of termination by BFC or Executive of such employment or cessation of such payments, the Executive will not knowingly recruit, solicit, or hire any Block Employee or otherwise induce any such Block Employee to leave the employment of Block (or the applicable employer-subsidiary of Block) to become an employee of or otherwise be associated with any other party or with Executive or any company or business with which Executive is or may become associated.

                  4.03 - No Conflicts. Executive represents in good faith that, to the best of his knowledge, the performance by Executive of all the terms of this Agreement will not breach any agreement to which Executive is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not brought and will not bring with him to BFC or Block nor will Executive use in the performance of employment responsibilities at BFC any proprietary materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from such former employer for their possession and use. Executive has not and will not breach any obligation of confidentiality that Executive may have to former employers and Executive shall fulfill all such obligations during his employment with BFC.

                  4.04 - Non-Competition.

                  (a) During any period of Executive's employment with BFC, Executive shall not engage in, or own or control any interest in (except as a passive investor in publicly held companies, holding less than one percent of its outstanding securities), or act as an officer, director, or employee of, or consultant, advisor or lender to, any firm, corporation, institution, or business which engages in any line of business which is competitive with any line of business of Block or any of its subsidiaries (or which Block or any subsidiary is engaged in evaluating or developing).

                  (b) During the one-year period immediately following the termination of Executive's employment hereunder by BFC or Executive, Executive will not own or control any interest in (except as a passive investor in publicly held companies, holding less than one percent of its outstanding equity securities) or act as an officer, director, or employee of, or consultant, advisor, or lender to, any firm, corporation, institution, or business which engages in the income tax return preparation business at the time Executive's employment terminates.

                  (c) During the one-year period immediately following the termination of Executive's employment hereunder by BFC or Executive, Executive will not own or control any interest in (except as a passive investor in publicly held companies, holding less than one percent of its outstanding equity securities) or act as an officer, director, or employee of, or consultant, advisor, or lender to, any firm, corporation, institution, or business which engages in any line of business which is competitive with any line of business included, as of the Employment Date, in the financial services segment of Block (for Block's financial reporting purposes); except, however, during the one-year period immediately following termination of Executive's employment hereunder by BFC without "cause," Executive may, at Executive's option, own or control an interest in (including as a passive investor in a publicly held company, holding one percent or more




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of its outstanding equity securities), or act as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation, institution or business which engages in any line of business which, at the time Executive's employment terminates, is competitive with any line of business included in such financial services segment of Block (and which does not also engage in the income tax return preparation business) as of the Employment Date. As of the effective date of any such ownership, control or act, HRB shall have no further obligation to continue to pay compensation pursuant to subsection 1.06(a)(i)(A) of this Agreement and no further obligation to continue Executive's health, basic life, and disability insurance benefits pursuant to subsection 1.06(a)(i)(D) of this Agreement.

                  4.05 - Reasonableness of Restrictions. Executive and BFC acknowledge that the restrictions contained in this Agreement are reasonable, but should any provisions of any Article of this Agreement be determined to be invalid, illegal, or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality, and enforceability of the other provisions of this Agreement shall not be affected thereby and the provision found invalid, illegal, or otherwise unenforceable or unreasonable shall be considered by BFC and Executive to be amended as to scope of protection, time, or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  5.01 - Third-Party Beneficiary. The parties hereto agree that Block is a third-party beneficiary as to the obligations imposed upon Executive under this Agreement and as to the rights and privileges to which BFC is entitled pursuant to this Agreement, and that Block is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

                  5.02 - Entire Agreement. This Agreement constitutes the entire agreement and understanding between BFC and Executive concerning the subject matter hereof. No modification, amendment, termination, or waiver of this Agreement shall be binding unless in writing and signed by Executive and a duly authorized officer of BFC. Failure of BFC, Block or Executive to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, and conditions.

                  5.03 - Specific Performance by Executive. The parties acknowledge that money damages alone will not adequately compensate BFC or Block or Executive for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party shall be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.




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                  5.04 - Successors and Assigns. This Agreement shall be binding upon Executive and the heirs, executors, assigns and administrators of Executive or his estate and property and shall inure to the benefit of BFC, Block and their successors and assigns. Executive may not assign or transfer to others the obligation to perform Executive's duties hereunder.

                  5.05 - Withholding Taxes. From any payments due hereunder to Executive from BFC, there shall be withheld amounts reasonably believed by BFC to be sufficient to satisfy liabilities for federal, state, and local taxes and other charges and customary withholdings. Executive remains primarily liable to such authorities for such taxes and charges to the extent not actually paid by BFC. This Section 5.05 shall not affect BFC's obligation to "gross up" any relocation benefits paid to Executive pursuant to Subsection 1.03(g)(ii).

                  5.06 - Indemnification. To the fullest extent permitted by law and Block's Bylaws, BFC hereby indemnifies during and after the period of Executive's employment hereunder the Executive from and against all loss, costs, damages, and expenses including, without limitation, legal expenses of counsel selected by BFC to represent the interests of Executive (which expenses BFC will, to the extent so permitted, advance to executive as the same are incurred) arising out of or in connection with the fact that Executive is or was a director, officer, employee, or agent of BFC or Block or serving in such capacity for another corporation at the request of BFC or Block. Notwithstanding the foregoing, the indemnification provided in this Section 5.06 shall not apply to any loss, costs, damages, and expenses arising out of or relating in any way to any employment of Executive by any former employer or the termination of any such employment.

                  5.07 - Notices. Notices hereunder shall be deemed delivered five days following deposit thereof in the United States mails (postage prepaid) addressed to Executive at: [Address], with a copy to [Name and Address]; and to BFC at: 4400 Main Street, Kansas City, Missouri 64111; Attn: Mark A. Ernst, with a copy to James H. Ingraham, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by either party in writing to the other party.

                  5.08 - Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.




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                  Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

                                                       EXECUTIVE:



Dated:  2/01/00                                        /s/ David J. Kasper
        ----------                                     ---------------------
                                                       David J. Kasper

Accepted and Agreed:

BLOCK FINANCIAL CORPORATION,
a Missouri corporation

By:   /s/ Frank L. Salizzoni
     ----------------------------------
     Frank L. Salizzoni, President

Dated:  2/3/00
        ----------
















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